Exhibit 10.1

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 30th day of September, 2011, by and between R. William Petty, M.D. (“Executive”) and Exactech, Inc., a Florida corporation (the “Company”).

Recitals

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated March 31, 2008, (as amended from time to time, the “Employment Agreement”); and

WHEREAS, the Employment Agreement originally contemplated that Executive’s role as the Company’s Chief Executive Officer would terminate on December 31, 2010 (the “CEO Term”) and, beginning on January 1, 2011, the Company would employ the Executive in another mutually agreeable executive level position until December 31, 2013 (the “Subsequent Term”); and

WHEREAS, the Employment Agreement was amended to extend the CEO Term until September 30, 2011; and

WHEREAS, in lieu of the Executive holding an executive level position other than CEO during the Subsequent Term as originally contemplated by the Employment Agreement, the Company and the Executive believe that the Company would benefit significantly from the Executive’s continued leadership as the Company’s Chief Executive Officer during the Subsequent Term; and

WHEREAS, the Company and the Executive desire to further amend the Employment Agreement to extend the CEO Term to October 31, 2011, during which extension the Company and the Executive desire to negotiate a new employment agreement that will extend the Executive’s tenure as Chief Executive Officer through the Subsequent Term (the “New Employment Agreement”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2.1 of the Employment Agreement is hereby amended by deleting the reference to “September 30, 2011” and substituting therefor “October 31, 2011.”

2. Section 2.4 of the Employment Agreement is hereby amended by deleting the reference to “October 1, 2011” and substituting therefor “November 1, 2011.”

3. The Company and the Executive each acknowledge and agree that, in light of the foregoing amendments, until the beginning of the Subsequent Term, the total compensation for which shall be determined and set forth in the New Employment Agreement, the Executive’s

Base Salary and Royalties shall continue to be controlled by Sections 3.1 and 3.2, respectively, of the Employment Agreement, taking into account any increases to such Base Salary the Board has approved since the initial effective date of the Employment Agreement; provided, however, that any Additional Compensation, as previously governed by Section 3.3 of the Employment Agreement (e.g., incentive compensation, bonuses, etc.), for calendar year 2011 shall be determined and governed in accordance with the additional compensation awards and performance metrics and methodologies previously established by the Compensation Committee for the senior executives of the Company.

4. Except as specifically amended hereby, the Employment Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

5. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

6. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first written above.

ADDRESS:	THE COMPANY:

c/o Exactech, Inc.	EXACTECH
2320 N.W. 66th Court
Gainesville, Florida 32653

	By:	/s/ William Locander
	Name:	Bill Locander, Ph.D.
	Title:	Compensation Committee Chairman

ADDRESS:	THE EXECUTIVE:

c/o Exactech, Inc.
2320 N.W. 66th Court	/s/ W. Petty
Gainesville, Florida 32653	Name:	R. William Petty, M.D.

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